Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Strawberry Fields REIT, Inc. and Subsidiaries (the “Company”) of our report dated March 13, 2025, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

July 31, 2025